Exhibit 99

OM GROUP ANNOUNCES PRELIMINARY RESULTS FOR SECOND QUARTER 2011

- Final results to be announced August 4, 2011 -

CLEVELAND, OH – July 25, 2011 – OM Group, Inc. (NYSE: OMG) today announced preliminary financial results for the second quarter ended June 30, 2011. The company anticipates the previously announced acquisition of Vacuumschmelze GmbH & Co. KG, to close in August, subject to satisfaction of customary closing conditions, and is providing preliminary financial results in connection with the closing and financing of the acquisition.

OMG expects net sales in the second quarter to be between $328.0 million and $332.0 million; operating profit between $26.0 million and $30.0 million; depreciation and amortization between $13.0 million and $14.0 million; net income attributable to OM Group, Inc. common shareholders between $0.78 and $0.82 per diluted share; and cash balance between $451.0 million and $453.0 million. Excluding a discrete tax benefit of $2.0 million, the effective income tax rate for the second quarter of 2011 is expected to be approximately 9% to 10%.

OMG also announced that it plans to release its 2011 second quarter final results before the market opens on August 4, 2011. The press release will be available on the Investor Relations section of the OMG website at http://investor.omgi.com.

The company plans to discuss the final results on a conference call at 10:00 a.m. (ET) on August 4, 2011. The conference call will be available via webcast at http://investor.omgi.com. An archived version of the webcast will be available for those unable to access the live event. Alternatively, investors and analysts inside the U.S. or Canada may access the conference call by phone at 800-344-0734 during the event or at 800-642-1687 to listen to the replay. Callers outside the U.S. or Canada may dial 973-935-2082 during the event or 706-645-9291 to listen to the replay. The conference code is 85110971.

A copy of the management’s presentation materials will be available on the Investor Relations section of the company’s Web site at the time of the call. The company recommends visiting its Web site at least 15 minutes prior to the webcast to download and install any necessary software.

All financial results described in this press release should be considered preliminary and are subject to change to reflect any adjustments that are identified before the company completes its financial statements and files its Quarterly Report on Form 10-Q for the quarter ended June 30, 2011.

ABOUT OM GROUP, INC.

OM Group, Inc. is a leading global solutions provider of specialty chemicals, advanced materials, electrochemical energy storage, and unique technologies crucial to enabling our customers to meet increasingly stringent market and application requirements. The company serves a wide variety of sectors, including rechargeable batteries, electronic devices, cutting tools, petrochemical catalysts, electronics manufacturing, industrial coatings, defense, aerospace, and medical devices. Headquartered in Cleveland, Ohio, OM Group operates manufacturing facilities in the Americas, Europe, Asia and Africa. For more information, visit the company’s Web site at http://www.omgi.com/.

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CONTACT: Troy Dewar, director, investor relations, +1-216-263-7765

FORWARD-LOOKING STATEMENTS

The foregoing discussion may include forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon specific assumptions and are subject to uncertainties and factors relating to the company’s operations and business environment, all of which are difficult to predict and many of which are beyond the control of the company. These uncertainties and factors could cause actual results of the company to differ materially from those expressed or implied in the forward-looking statements contained in the foregoing discussion. Such uncertainties and factors include: the ability to close the announced acquisition of Vacuumschmelze GmbH & Co. KG, including syndication of credit facilities to fund the transaction; the recent natural disasters in Japan and disruptions to the business environment in that country; the operation of our critical business facilities without interruption; the effect of non-currency risks of investing and conducting operations in foreign countries, including political, social, economic and regulatory factors; the availability of competitively priced supplies of raw materials, particularly cobalt; the speed and sustainability of price changes in cobalt; the potential for lower of cost or market write-downs of the carrying value of inventory necessitated by decreases in the market price of cobalt or the selling prices of the company’s finished products; the direction and pace of our strategic transformation, including identification of and the ability to finance potential acquisitions; the potential impact that a deterioration in global economic and financial market conditions may have on our business and operations, including future goodwill impairments; the impact on pension accounting if actual results differ from actuarial assumptions; the effect of changes in domestic or international tax laws; the effect of fluctuations in currency exchange rates on the company’s international operations; the demand for metal-based specialty chemicals and products in the company’s markets; the impact of environmental regulations on our operating facilities and the impact of new or changes to current environmental, health and safety laws on our products and their use by our customers; the general level of global economic activity and demand for the company’s products; and the finalization of the company’s financial statements for the quarter ended June 30, 2011.